Exhibit 10.5

PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT OR DOCUMENT AND THE RIGHTS OF THE HOLDER HEREOF ARE SUBORDINATED AND SUBJECT TO THE RIGHTS OF THE SENIOR HOLDER AS DEFINED IN AND ACCORDING TO THE TERMS OF A SUBORDINATION AGREEMENT, DATED FEBRUARY 2, 2018, AMONG BIOHITECH GLOBAL, INC. AND ITS SUBSIDIARIES, THE HOLDER AND MICHAELSON CAPITAL SPECIAL FINANCE FUND II, L.P.

JUNIOR PROMISSORY NOTE

$1,044,477.00	February 2, 2018 (“Issuance Date”)

FOR VALUE RECEIVED, BioHiTech Global, Inc., a Delaware corporation, having an address at 80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977 (“Borrower”) promises to pay to the order of Frank E. Celli, with an address at 27 Bradley Lane, Montvale, NJ 07645 (“Holder”), or his registered assigns, in lawful money of the United States of America the principal sum of One Million Forty Four Thousand Four Hundred Seventy Seven Dollars ($1,044,477), from the existing, outstanding indebtedness of the Borrower to the Holder set forth in that certain Fourth Amended and Restated Secured Promissory Note dated February 1, 2017, up to the amount of Four Million Five Hundred Dollars ($4,500,000) (the “Original Note”), or such lesser amount as shall equal the outstanding principal amount hereof (such amount, the Outstanding Principal Amount”), together with interest from the Issuance date of this Junior Secured Term Note (this “Note”) on the unpaid principal balance at a rate equal to ten and one quarter percent (10.25%) per annum (the “Contract Rate”), computed on the basis of thirty (30) days per month and a year of 360 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable (i) February 2, 2024 or (ii) on demand of the Holder following the repayment and satisfaction of that certain $5,000,000 Senior Secured Term Promissory Note dated February 2, 2018 (the “Michaelson Note”) between Borrower, BHT Financial, LLC, a Delaware limited liability company, BioHiTech America, LLC, a Delaware limited liability company, BioHiTech Europe, PLC, a United Kingdom private limited company, E.N.A. Renewables, LLC, a Delaware limited liability company, and New Windsor Resource Recovery, LLC, a Delaware limited liability company, as borrowers, and Michaelson Capital Special Finance Fund II, L.P., a Delaware limited partnership (“MCSFF”) as Holder (the “Maturity Date”). The Original Note is being modified, amended and restated by this Note. Nothing in this Note shall be deemed to constitute a novation, termination, waiver, release satisfaction, accord and satisfaction of the Original Note or any indebtedness evidenced thereby (other than the reduction of the principal amount of the Original Note to the amount set forth above)

1.          Payment Terms.

a.           Current accrued interest on the Outstanding Principal Amount shall bear monthly compounding interest a rate equal to the Contract Rate, computed on the basis of thirty (30) days per month and a year of 360 days and will be due and payable on the Maturity Date.

b.           Provided the Michaelson Note is not outstanding, the Outstanding Principal Amount, and any accrued but unpaid interest, will automatically mature and be due and payable on the earliest of (a) the Maturity Date, (b) a Change of Control (as defined below), or (c) an Event of Default (as defined in Section 4). For purposes of this Note: the term “Change of Control” means the consummation of: (A) a sale of all or substantially all of the assets of Borrower; (B) the failure of the owners of Borrower as of the date of this Note to own at least 51% of the issued and outstanding equity interests of Borrower; or (C) any reorganization, merger or consolidation of Borrower, other than a reorganization, merger or consolidation in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the reorganization, merger or consolidation is held by the persons who, immediately prior to the reorganization, merger or consolidation, were the holders of the voting securities of Borrower (it being understood that a transaction or a series of transactions involving additional cash investments in Borrower shall not constitute a Change of Control).

c.           If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order Holder may choose, in its sole discretion.

d.           Provided that the Michaelson Note is not outstanding, the Outstanding Principal Amount may be prepaid in whole at any time or in part from time to time without penalty or premium.

2.          Late Payments; Default Rate. If Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, Borrower shall also pay to Holder a late charge equal to 5.0% of the amount of such payment (the “Late Charge”). Such ten (10) day period shall not be construed in any way to extend the due date of any such payment. Following the occurrence of an Event of Default, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be 5.0% in excess of the Contract Rate, but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying Holder’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, Holder’s exercise of any rights and remedies hereunder or under applicable law, and any fees and expenses of any agents or attorneys which Holder may employ. In addition, the Default Rate reflects the increased credit risk to Holder of carrying a loan that is in default. Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by Holder, and that the actual harm incurred by Holder cannot be estimated with certainty and without difficulty.

3.          Subordination.

Holder hereby agrees, at any time and from time to time, to subordinate Holder’s rights under this Note, including the right of payment hereunder, to any existing indebtedness of Borrower due to MCSFF (such indebtedness, the “Michaelson Debt”) and to Comerica Bank (the “Comerica Debt” and collectively, with the Michaelson Debt, the “Senior Debt”). From and after the date hereof, Holder agrees to enter into and execute any documents, agreements or instruments reasonably requested by MCSFF and Comerica Bank to reflect the fact that this Note, the right of payment hereunder and the indebtedness evidenced hereby shall be subordinate to the Senior Debt. Borrower hereby covenants and agrees that the indebtedness evidenced by this Note shall be senior in payment and priority to all indebtedness of Borrower other than the Senior Debt.

4.          Events of Default. Each of the following shall constitute an event of default under this Note (each, an “Event of Default”):

a.           Borrower’s failure to pay any amount due under this Note within ten (10) days after its due date;

b.           Borrower’s failure to observe or perform any covenant or other agreement with Holder contained in this Note, which failure is not cured within thirty (30) days after written notice of such failure (specifying in reasonable detail the facts and circumstances surrounding such failure) is provided to Borrower by Holder;

c.           The filing by or against Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding, and such proceeding is not dismissed or stayed within ninety (90) days of the commencement thereof;

d.           Any assignment by Borrower of its assets or properties for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against Borrower or its assets or properties; and

e.           The occurrence of a material adverse effect, as determined by Holder, in Holder’s sole and absolute discretion, with respect to (i) the business, assets, properties or financial condition of Borrower, (ii) Borrower’s ability to repay the Outstanding Principal Amount, or (iii) the validity or enforceability of this Note or the rights and remedies of Holder hereunder.

5.          Power to Confess Judgment. Borrower hereby empowers any attorney of any court of record, after demand is made hereunder, to appear for Borrower and, with or without complaint filed, confess judgment, or a series of judgments, against Borrower in favor of Holder or any holder hereof for the entire principal balance of this Note, all accrued interest and all other amounts due hereunder, together with costs of suit and an attorney’s commission of $5,000 added as a reasonable attorney’s fee, and for doing so, this Note or a copy verified by affidavit shall be a sufficient warrant. Borrower hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as Holder shall elect until such time as Holder shall have received payment in full of the debt, interest and costs. Notwithstanding the attorney’s commission provided for in the preceding paragraph (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys’ fees that Holder may recover from Borrower shall not exceed the actual and reasonable attorneys’ fees incurred by Holder.

6.          Remedies.

a.           Upon the occurrence and during the continuance of an Event of Default, Holder, at Holder’s option, may declare the entire Outstanding Principal Amount, together with interest thereon, reasonable attorneys’ fees and costs of collection, to be immediately due and payable, and such amounts shall become immediately due and payable without notice, demand, presentment or any further action on the part of Holder. In addition, Holder may exercise all other rights and remedies Holder may have under law or in equity. Any and all remedies of Holder hereunder shall be cumulative in all respects.

b.           The failure of Holder to exercise Holder’s option to accelerate this Note as provided above, or to exercise any other option or remedy granted to Holder hereunder, in any one or more instances, or the acceptance by Holder of partial payments or partial performance, shall not constitute a waiver by Holder of any Event of Default, and all such options and remedies shall remain continuously in full force and effect. Acceleration of maturity, once claimed hereunder by Holder, may at Holder’s option be rescinded by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

c.           Holder shall not be deemed, by any act or omission, to have waived any of Holder’s rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

7.          Waivers by Borrower. Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Holder under the terms of this Note, as well as all benefit that might accrue to Borrower by virtue of any present or future laws exempting the assets or properties of Borrower, or any part of the proceeds arising from any sale of such assets or properties, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Borrower agrees that the assets and properties of Borrower may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Holder. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that the liability of Borrower shall be unconditional, without regard to the liability of any other party.

8.          Representations and Warranties. Borrower represents and warrants as of the date hereof the following:

a.           Authority; Enforceability. Borrower has full power and authority to execute and deliver this Note and to perform its obligations hereunder. Borrower has duly executed and delivered this Note, and this Note constitutes its legal, valid and binding obligations enforceable in accordance with their terms.

b.           Actions, Suits or Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting it or any of its property, or before or by any governmental authority, and, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

c.           No Conflicts. The execution, delivery and performance of this Note will not (i) conflict or be inconsistent with, or result in any breach of, or constitute a default under, or result in the creation or imposition of (or create the obligation to create or impose) any lien or encumbrance (except as set forth herein) under any deed of trust, indenture, mortgage, lease, bank loan or credit agreement, or other agreement, contract or instrument to which Borrower is a party or by which it or its property may be bound (other than such conflicts, inconsistencies, breaches or defaults that have been waived in writing by the appropriate party); or (ii) contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality.

d.           Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person (other than MCSFF and Comerica) is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Note or (ii) the legality, validity, binding effect or enforceability of this Note.

9.          Miscellaneous Provisions.

a.           Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand delivered, sent by first class mail, sent by electronic transmission with confirmation of delivery and a copy sent by first class mail, or sent by nationally recognized overnight courier service, to the addresses for Holder and Borrower set forth above or to such other address as either may give to the other in writing for such purpose. If a notice is sent via first class mail, it will be deemed to have been received two days after being deposited in the mail. If a notice is sent by nationally recognized overnight courier service, it will be deemed to have been received one day after being deposited with such courier service.

b.           Severability; Construction. If any provision of this Note is found to be invalid by a court of law, all the other provisions of this Note shall remain in full force and effect. Whenever the singular number is used in this Note and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

c.           Successors and Assigns. This Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of Holder and its successors and assigns; provided, however, that Borrower may not assign this Note in whole or in part without Holder’s written consent and Holder may assign this Note in whole or in part without Borrower’s written consent.

d.           Governing Law. This Note will be interpreted and the rights and liabilities of Borrower and Holder determined in accordance with the laws of the State of New York, excluding its conflicts of law rules.

e.           No Presumption. Borrower and Holder have participated jointly in the negotiation and drafting of this Note, and, in the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as jointly drafted by Borrower and Holder and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provision of this Note.

f.            Waiver of Jury Trial. Borrower irrevocably waives any and all rights Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. Borrower acknowledges that the foregoing waiver is knowing and voluntary.

g.           No Waiver by Holder. No failure or delay on the part of Holder in exercising any right, power or privilege hereunder, and no course of dealing between the Borrower and Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which Holder would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Holder to any other or further action in any circumstances without notice or demand. The acceptance by Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not, unless otherwise expressly agreed to by Holder in writing at such time, constitute a waiver of the right to exercise any of Holder’s rights, remedies, recourses or powers at that time, or any subsequent time, or nullify any prior exercise of any such right, remedy, recourse or power, except as and to the extent otherwise required by applicable law.

h.           Survival. All indemnities set forth herein including, shall survive the execution and delivery of this Note and the making and repayment of the loan hereunder.

i.             Entirety. This Note represents the final agreement between Holder and Borrower and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by such parties. There are no unwritten oral agreements between Holder and Borrower.

[signature page follows]

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

BORROWER:

BIOHITECH GLOBAL, INC.

By:	(SEAL)
Brian C. Essman, CFO

Acknowledged and agreed to:

FRANK E. CELLI

STATE OF                                                         )

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COUNTY OF                                                      )

On this, the 2nd day of February, 2018, before me, a Notary Public, the undersigned officer, personally appeared Brian C. Essman, who acknowledged himself to be the CFO of BioHiTech Global, Inc., a Delaware corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of the company as such officer and further acknowledged that he executed the same with the knowledge and intent that the foregoing instrument contains a grant by corporation of powers of attorney including a warrant of attorney conferring authority to confess judgment.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_______________________
Notary Public

My commission expires:

STATE OF                                              )

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COUNTY OF                                           )

On this, the 2nd day of February, 2018, before me, a Notary Public, the undersigned officer, personally appeared Frank E. Celli, personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

_________________________
Notary Public

My commission expires: